Investor Presentation march 2022 Exhibit 99.1 Exhibit 99.1

This presentation regarding Destination XL Group, Inc. (“the Company”, “Destination XL”, “DXLG”, “we”, “us” or “our”) is strictly confidential and is for you to familiarize yourself with the Company. This presentation contains information, statements, beliefs and opinions which are forward-looking, and which reflect current estimates, expectations and projections about future events, referred to herein and which constitute “forward-looking statements” or “forward-looking information” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this document, regarding our strategy, future operations, financial position, prospects, plans and objectives of management are forward-looking statements. Statements containing the words “could”, “believe”, “expect”, “intend”, “should”, “seek”, “anticipate”, “will”, “positioned”, “project”, “risk”, “plan”, “may”, “estimate” or, in each case, their negative and words of similar meaning are intended to identify forward-looking statements. By their nature, forward-looking statements involve a number of known and unknown risks, uncertainties and assumptions, most of which are difficult to predict and many of which are beyond the Company’s control, concerning, among other things, the Company’s anticipated business strategies, anticipated trends in the Company’s business and anticipated market share, that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements. These risks, uncertainties and assumptions could adversely affect the outcome and financial effects of the plans and events described herein. In addition, even if the outcome and financial effects of the plans and events described herein are consistent with the forward-looking statements contained in this presentation, those results or developments may not be indicative of results or developments in subsequent periods. Although the Company has attempted to identify important risks and factors that could cause actual actions, events or results to differ materially from those described in forward-looking information, there may be other factors and risks that cause actions, events or results not to be as anticipated, estimated or intended. Forward-looking information contained in this presentation is based on the Company’s current estimates, expectations and projections, which the Company believes are reasonable as of the current date. The Company can give no assurance that these estimates, expectations and projections will prove to have been correct. Given these uncertainties, you should not place undue reliance on these forward-looking statements. All statements contained in this presentation are made only as of the date of this presentation, and the Company undertakes no duty to update this information unless required by law. You are also reminded that during this presentation, certain non-GAAP financial measures, such as Adjusted EBITDA, Adjusted EBITDA margin and free cash flow, may be discussed.  These measures should not be considered an alternative to net income, cash provided by operating activities, or any other measure of financial performance or liquidity presented in accordance with generally accepted accounting principles (GAAP).  These measures are not necessarily comparable to a similarly titled measure of another company.  Please refer to our reconciliations of these discussed figures with the most comparable GAAP measures. The Company has not reconciled forward-looking Adjusted EBITDA margin to its most directly comparable GAAP measure, as such reconciliation would require unreasonable efforts at this time to estimate and quantify with a reasonable degree of certainty various GAAP components, including for example those related to impairment and tax items, that may arise during the year. These components and other factors could materially impact the amount of future directly comparable GAAP measure, which may differ significantly from non-GAAP Adjusted EBITDA margin. Safe harbor Statement

OUR MISSION: TO EMPOWER THE BIG + TALL MAN TO LOOK GOOD + FEEL GOOD. WE GET HIM. WE RESPECT HIM. WE ROOT FOR HIM. Sizes 1XL – 8XL • Waists 38” – 70” • Shoes Up to Size 18 + Extra Wide

“Our vision at DXL as we endeavor to be the market leader is to deliver a big and tall shopping experience that fits: fits his body, fits his style, fits his life – all while bringing a breadth and depth of assortment in clothing with a level of exclusivity that cannot be found anywhere else. We strive to create an experience rooted in the value we place in every consumer, and the respect we have for him. Our desire to build a trusted relationship, create a level of satisfaction and happiness that fosters a sense of community and belonging that few retailers can claim, is reflected in all of our actions. This is driven by our culture and the very employees who interact with our guests every single day.” - Harvey Kanter, President and CEO

Data Driven: Deep customer knowledge in a large and highly fragmented market targeting an underserved customer who has been largely ignored by mainstream retailers The Right Product: Curated assortment with the widest Big + Tall selection, often with exclusive distribution rights for both contemporary designer brands and desirable private label collections to enable full head-to-toe outfitting The Best Fit: Proprietary and ownable big + tall fit specifications perfected over decades that deliver comfort and empowering self-satisfaction The Right Places: Omnichannel focus with a digitally-driven eCommerce and Marketplace presence, coupled with a national brick-and-mortar portfolio that delivers differentiated big + tall one-stop shopping experiences Financially Strong: Strong Balance Sheet, Debt Free, significant Free Cash Flow, Borrowing capacity to invest in the business At a glance Dominant category leader with long-standing position in Men’s Big + Tall market with a differentiated national store footprint and strong direct-to-consumer business $505 million Net Sales in 2021 $76.9 million Adj EBITDA* in 2021 $70.3 million Free Cash Flow* in 2021 290 Store Count end of 2021 $15.5 million Cash Balance with No Debt end of 2021 31% eCommerce Penetration * Adjusted EBITDA and Free Cash Flow are non-GAAP measures, see appendix for a reconciliation of such measures.

Shifted brand positioning away from discounting to more full-priced focus Increased presence and scale on third-party digital marketplaces, including Amazon Established a customer insights focused discipline and culture for growth Enacted adaptive marketing strategies that amplify personalization and digital engagement Increased engagement in key digital channels, including the DXL Mobile App Invested in incremental and opportunistic digital and CRM marketing initiatives through fiscal 2021, continuing in fiscal 2022 Positioned to increase market share through focused new customer acquisition strategies and tactics leveraging Digital to enhance profitability Digital transformation initiatives have successfully positioned DXLG as a customer-obsessed omnichannel organization 55% DXL.com sales growth (FY’21 vs. FY’19) 27% Growth in new-to-file customers (FY’21 vs. FY’19) 74 Net promoter score* 59% Increase in active mobile users (FY’21 vs. FY’19) 300 bps Increase in merchandise margin (FY’21 vs. FY’19) 64% Increase in mobile downloads (FY’21 vs. FY’19) *Source: Medallia

DXL’s competitive advantages Our Proprietary Fit. We are different because our fit is different. Our merchandise is designed with each and every detail specifically crafted for only the Big + Tall customer Largest Merchandise Assortment. Broad, highly-curated, head-to-toe selection of over 100 brands across all price points, and exclusive offerings not available anywhere else Customer Experience. Relationships built through respect, value and trust to empower our customers, build confidence, and create a sense of belonging Offering Convenience & Accessibility. Our digital approach and nationwide retail footprint provides our customers with an elevated and highly efficient one-stop shopping experience World-Class Global Sourcing Team. We have long established relationships and sourcing expertise that allow us to supply Big + Tall products that are met with high demand

Total Addressable Market External market data defines the broadest Big + Tall addressable market between $7B and $19B. Triangulation between data points reveals a core TAM of $10B. Market Market Scope Market Size DXL Market Share ** Total Men’s Apparel All Sizes $56B 0.9% DXL B+T Market All Sizes DXL Offers Sizes: XL+ Waist Sizes: 36”+ $19B 2.7% Core B+T Market Sizes: XXL+ Waist Sizes: 42”+ $10B 5.1% NPD B+T Market Sizes: 3XL+ Waist Sizes: 46”+ $7B 7.2% Based on all the sizes DXL carries, the estimated DXL Addressable B+T Market is $19B. NPD defines the B+T market more narrowly than DXL, resulting in an NPD Addressable B+T Market of only $7B. Through corroboration, DXL and NPD developed a Core Addressable B+T Market, totaling $10B, that includes elements of both DXL’s and NPD’s Big and Tall market sizing metrics. 1 2 3 *Source: NPD Group, Inc., April 16, 2021 ** Calculated using the Company’s revenues for fiscal 2021 of $505 million. Total Men’s Apparel: $56B DXL B+T Market $19B Core B+T Market $10B *NPD B+T Market $7B 1 2 3

the fit experts DXL apparel provides a unique fit and highly differentiated products for Big + Tall customers Technical Expertise Over 30 years of product development and design experience focused solely on creating the perfect Big + Tall fit Proprietary fit withstands more weight and pressure than normal garments Specific attention paid to every garment component, rather than simply “sizing up” regular sizes Established Sourcing Relationships Manufacturer and factory partnerships with deep expertise and superior equipment Products consistently delivered with best-in-class quality and trend-right style Customer + Industry Recognition For competitors, Big + Tall is often just a section – for DXL, it’s the entire store, and all that we do and focus on Consumer trust in DXL’s fit drives featured third-party brands to leverage our specifications Single-digit return rates – significantly lower than apparel industry average Uniquely Defendable Big + Tall competitors and national brands lack our technical capabilities and expertise, resulting in inconsistent sizing and fit results Embedded manufacturer and Big + Tall focused factory relationships present strong barriers to entry

Why fit Matters DXL Delivers The Best Fit DXL vs. Other Retailer Dress Shirt 2XL (18.5”)

Merchandising strategy DXL offers a breadth of assortment focused on providing the Big + Tall consumer with one-stop shopping and head-to-toe outfitting for any occasion – from casual to formal, from value-priced essentials to high-end designers. ~52% Private label brands 80% Casual sportswear 15% Tailored clothing 5% Footwear ~48% Collections attractive spectrum of brand partners Deep assortment of brands targeting multiple high-demand pricing segments and lifestyles

100% Exclusive Brands: All products from these national brands in Big + Tall sizes 2XL and above are sold exclusively in DXL stores and the DXL website. In some instances, national brands will continue to sell on their own websites: 7 For All Mankind, adidas Golf, Brooks Brothers, Joes Jeans, Nautica, O’Neill, PX Clothing, Reebok, Remy, Robert Barakett, vineyard vines OUR EXCLUSIVE BRANDS Brands with Exclusive Styles/Collections within the Assortment Offering: A unique, curated product assortment offering from these national brands in Big + Tall sizes 2XL and above are exclusively sold in DXL stores and the DXL website. These exclusive collection/assortment pieces are a subset of a larger product assortment offering from these brands which DXL carries and are excluded from the national brands’ own websites: Callaway, Champion, Lacoste, Lucky Brand, Majestic, Psycho Bunny, Polo Ralph Lauren, Robert Graham, Tommy Bahama

Financial Outlook For fiscal 2022, we expect to grow our top line, but also recognize that our business benefited from some level of pent-up demand and fiscal stimulus policy last year. Continuing uncertainty with respect to global supply chain disruptions, inflation, labor shortages, COVID-19 and geopolitical instability from the Russian invasion of Ukraine may also impact our business in fiscal 2022. In light of this uncertainty and given the record-setting year we just finished and non-comparable year-over-year elements, we are taking a thoughtful and pragmatic approach to our financial projections shown below. Actual Actual Actual Outlook (in thousands, except percentages) 2019 2020 2021 2022         Net Sales $474,038 $318,946 $505,021 $510,000 - $530,000         Gross Margin 43.1% 32.9% 49.5%   Adj. EBITDA $23,538 $(24,197) $76,862   Adj. EBITDA Margin 5.0% (7.6)% 15.2% >10%         Free Cash Flow $2,404 $(5,471) $70,269           DEBT $54,114 $74,390 $ -

Benchmarking 2021 Expenses against Peers * The peer group consists of our 2020 proxy peers. Our fiscal 2021 results are compared against Fiscal 2019 because many of our peers have not filed Fiscal 2021 and Fiscal 2020 was not representative due to Covid-19. Adj. EBITDA % is a non-GAAP measure and excludes impairment charges, see the Appendix for a reconciliation of our Adjusted EBITDA %. Higher Gross Margins driven by reduced promotional reliance Lower SG&A from restructuring Greater Income from Operations Higher EBITDA Increased reinvestment in the business through sales and traffic-driving Advertising Our 2021 fiscal management policy, financial discipline, and brand repositioning combined to deliver favorable comparisons against peers’ 2019 available data:

At the end of fiscal 2013, we established a full valuation allowance against our net deferred tax assets, which consist primarily of net operating loss carryforwards. Full valuation allowance remains in place at this time, effectively removing these assets from our balance sheet These net operating losses remain available to offset future taxable income, reducing cash tax payments Fiscal 2021 effective tax rate of just 1.6%, as compared to statutory rate of approximately 26.0% Net Operating Loss Carryforwards We have significant net operating loss carryforwards that can be used to offset future taxable income, resulting in low cash tax payments 1NOLs expire over the following timeframe: Federal 2028-2037, State 2028-2041, Foreign 2025-2041 As of January 29, 2022 (in Millions) Subject to Expiration No Expiration TOTAL Federal NOLs $100.7 $43.1 $143.8 State NOLs 90.0 - 90.0 Foreign NOLs 5.3 - 5.3

appendix

FISCAL 2021 RESULTS Highlights: Adjusted EBITDA, Adjusted EBITDA margin and Free Cash Flow are non-GAAP measure, see “Non-GAAP Financial Measures” for a discussion of such non-GAAP measures.

Non-GAAP financial Measures